INDEPENDENT AUDITORS' CONSENT




We hereby consent to the incorporation by reference in the Registration Statement of Northwest Teleproductions, Inc. on Form S-8 (File No. 33-69036) of our report dated June 2, 1999, except for Note 8, as to which the date is June 28, 1999, appearing in the Annual Report on Form 10-KSB of Northwest Teleproductions, Inc. and subsidiaries for the year ended March 31, 1999.




                                   /s/ Boulay, Heutmaker, Zibell & Co. P.L.L.P.
                                   Certified Public Accountants


Minneapolis,  Minnesota
June 28, 1999